UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

December 5, 2012

SUPERMEDIA INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-32939	20-5095175
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2200 West Airfield Drive, P.O. Box 619810, DFW Airport, Texas 75261

(Address of Principal Executive Offices)

(972) 453-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01     OTHER EVENTS

The Registrant is filing this Form 8-K to disclose the impact of the adoption of a new accounting standard (ASU No. 2011-05, as amended by ASU No. 2011-12) on its historical financial statements in the Registrant’s most recent Annual Report on Form 10-K.  ASU No. 2011-05, which the Registrant adopted January 1, 2012, requires, among other things, that the Registrant retrospectively report additional information related to the presentation of total comprehensive income, namely net income, the components of other comprehensive income, total other comprehensive income, and total comprehensive income on the face of the financial statements, either in a single continuous statement of comprehensive income or in two separate but consecutive statements.

The following table presents the unaudited Consolidated Statements of Comprehensive Income for the Registrant for each of the three years ended December 31, 2011, 2010 and 2009 and should be read in conjunction with the information in the Registrant’s 2011 Annual Report on Form 10-K.

	Successor Company		Predecessor Company
	Years Ended December 31,
	2011	2010	2009
	(in millions, except per share amounts)
Operating Revenue	$1,642	$1,176	$2,512
Operating Expense
Selling	435	470	677
Cost of sales (exclusive of depreciation and amortization)	408	418	581
General and administrative	220	198	445
Depreciation and amortization	172	186	68
Impairment charge	1,003	—	—
Total Operating Expense	2,238	1,272	1,771
Operating Income (Loss)	(596)	(96)	741
Interest expense, net	227	278	145
Income (Loss) Before Reorganization Items, Gain on Early Extinguishment of Debt and Provision (Benefit) for Income Taxes	(823)	(374)	596
Reorganization items	(2)	(5)	8,035
Gains on early extinguishment of debt	116	76	—
Income (Loss) Before Provision (Benefit) for Income Taxes	(709)	(303)	8,631
Provision (benefit) for income taxes	62	(107)	374
Net Income (Loss)	$(771)	$(196)	$8,257

Basic and diluted earnings (loss) per common share	$(51.04)	$(13.04)	$56.32
Basic and diluted weighted-average common shares outstanding	15.1	15.0	146.6

Comprehensive Income (Loss)
Net income (loss)	$(771)	$(196)	$8,257
Adjustments for pensions and post-employment benefits, net of taxes of $5 million, ($24) million and ($40) million for the years ended December 31, 2011, 2010 and 2009, respectively	9	(40)	(67)
Reclassification adjustment associated with cash flow hedge losses realized in net income, net of taxes of $58 million for the year ended December 31, 2009	—	—	114
Fresh start accounting adjustments, net of taxes of $106 million for the year ended December 31, 2009	—	—	175
Total other comprehensive income (loss), net of taxes	9	(40)	222
Total Comprehensive Income (Loss)	(762)	$(236)	$8,479

Important Information For Investors and Security Holders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  The proposed merger transaction between SuperMedia Inc. (“SuperMedia”) and Dex One Corporation (“Dex”) will be submitted to the respective stockholders of SuperMedia and Dex.  In connection with the proposed transaction, Newdex, Inc., a subsidiary of Dex (“Newdex”), will file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a joint proxy statement/prospectus to be used by SuperMedia and Dex to solicit the required approval of their stockholders and that also constitutes a prospectus of Newdex.  INVESTORS AND SECURITY HOLDERS OF SUPERMEDIA AND DEX ARE ADVISED TO CAREFULLY READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS) AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE PARTIES TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH THE TRANSACTION.  A definitive joint proxy statement/prospectus will be sent to security holders of SuperMedia and Dex seeking their approval of the proposed transaction. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when available) and other relevant documents filed by SuperMedia and Dex with the SEC from the SEC’s website at www.sec.gov.  Copies of the documents filed by SuperMedia with the SEC will be available free of charge on SuperMedia’s website at www.supermedia.com under the tab “Investors” or by contacting SuperMedia’s Investor Relations Department at (877) 343-3272.  Copies of the documents filed by Dex with the SEC will be available free of charge on Dex’s website at www.dexone.com under the tab “Investors” or by contacting Dex’s Investor Relations Department at (800) 497-6329.

SuperMedia and Dex and their respective directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from their respective security holders with respect to the transaction.  Information about these persons is set forth in SuperMedia’s proxy statement relating to its 2012 Annual Meeting of Shareholders and Dex’s proxy statement relating to its 2012 Annual Meeting of Stockholders, as filed with the SEC on April 11, 2012 and March 22, 2012, respectively, and subsequent statements of changes in beneficial ownership on file with the SEC.  These documents can be obtained free of charge from the sources described above.  Security holders and investors may obtain additional information regarding the interests of such persons, which may be different than those of the respective companies’ security holders generally, by reading the joint proxy statement/prospectus and other relevant documents regarding the transaction (when available), which will be filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERMEDIA INC.

	By:	/s/ Cody Wilbanks
		Name:	Cody Wilbanks
		Title:	Executive Vice President –
General Counsel and Secretary

Date: December 5, 2012